News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Projects 2017 Revenues to Grow Over 120% vs. 2016

TAMPA, FL – October 30, 2017 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, today announced that it expects revenue to exceed $7.5 million for the full year 2017, which would represent an increase of 120% compared to $3.4 million in 2016.

“The Company made a strategic decision a year ago to focus on immediate revenue generation, improving cash flows and profitability,” commented Ermanno Santilli, CEO of MagneGas. “I am pleased to report that we have turned the corner, and we are on pace to generate more revenues in the fourth quarter of 2017 than we have in any full fiscal year in our corporate history. At the same time, we have seen a meaningful improvement in operating cash flows and we have significantly improved our balance sheet. We are truly gaining momentum and significantly improving our fundamentals, which we believe will lead to continued rapid growth and profitability in 2018 and beyond.”

“The entire MagneGas team has worked diligently to execute on an ambitious growth strategy over the past year,” commented Scott Mahoney, CFO of MagneGas. “We spent the first two quarters of 2017 adjusting our staffing model to shift increasingly towards a sales driven model. We then put in place the key strategic pieces to fully enable accelerated growth in ESSI in Florida, expand our distributor relationships across the eastern half of the US, while driving international sales in Italy and Germany. All of these efforts are now starting to deliver concrete financial performance that clearly demonstrates our strategy is paying off.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.